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Exhibit 10.68

SPHERION CORPORATION
DEFERRED STOCK AGREEMENT

        This Deferred Stock Agreement (the "Agreement") is entered into as of the      day of                                      , by and between SPHERION CORPORATION (the "Company") and                          ("Recipient").

W I T N E S S E T H:

        WHEREAS, the Company has adopted the Spherion Corporation Deferred Stock Plan (the "Plan") which is administered by a Committee appointed by the Company's Board of Directors (the "Committee"); and

        WHEREAS, the Committee has granted to Recipient an award of deferred stock under the terms of the Plan to encourage Recipient's continued loyalty and diligence (the "Award"); and

        WHEREAS, to comply with the terms of the Plan and to further the interests of the Company and Recipient, the parties hereto have set forth the terms of such award in writing in the Agreement;

        NOW, THEREFORE, for and in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

        1.    Stock Award.

          (a)    General.    Subject to the restrictions and other conditions set forth herein, the Company hereby grants to Recipient an award of                          shares of the Common Stock $.01 par value, of the Company. Such shares are hereinafter referred to as the "Deferred Shares."

          (d)    Background.    The Deferred Shares were awarded to Recipient on                                                   (the "Grant Date").

        2.    Vesting Restrictions.

        The Deferred Shares shall vest in accordance with Exhibit "A" attached hereto on                                                  , provided that (a) the Recipient remains employed by the Company or its subsidiaries on such date, and (b) the Company successfully and timely achieves the objectives set forth on Exhibit "A" attached hereto, as determined in the sole discretion of the Company's Compensation Committee of its Board of Directors (the "Committee").

        3.    Forfeiture Upon Termination of Employment or Failure to Meet Objectives.

        If Recipient is no longer employed by the Company or any of its subsidiaries for any reason, any Deferred Shares that are not then vested under Section 2 shall be immediately forfeited, and Recipient shall have no rights in such Deferred Shares. Any Deferred Shares that do not vest on March 31, 2007 due to the requirements of Section 2 not being met, shall expire and be immediately forfeited on such date, and Recipient shall have no rights in such Deferred Shares.

        4.    Delivery of Deferred Shares.

          (a)    General.    Except as provided in subsection (b) below, the Company shall instruct its transfer agent to issue a stock certificate representing such vested Deferred Shares in the name of Recipient (or issue shares in book form) within a reasonable time after any of the Deferred Shares become vested.

          (b)    Deferred Delivery.    Recipient may elect to defer the receipt of Deferred Shares beyond the vesting date upon such terms as may be established by the Committee. Any such election must be made at such time and in accordance with such procedures as are established by the Committee, but in no event shall such an election be made after the beginning of the calendar year in which such Deferred Shares become vested.

*
Confidential portions omitted and filed separately with the Commission.

        5.    Agreement of Recipient.

        Recipient acknowledges that certain restrictions under state or federal securities laws may apply with respect to the Deferred Shares granted to Recipient pursuant to the Award. Specifically, Recipient acknowledges that, to the extent Recipient is an "affiliate" of the Company (as that term is defined by the Securities Act of 1933), the Deferred Shares granted to Recipient as a result of the Award are subject to certain trading restrictions under applicable securities laws (including particularly the Securities and Exchange Commission's Rule 144). Recipient hereby agrees to execute such documents and take such actions as the Company may reasonably require with respect to state and federal securities laws and any restrictions on the resale of such shares which may pertain under such laws.

        6.    Withholding.

        Recipient shall pay an amount equal to the amount of all applicable federal, state and local or foreign taxes which the Company is required to withhold at any time. Such payment may be made in cash, by withholding from Recipients' normal pay, or by delivery of shares of the Company's common stock (including shares issuable under this Agreement).

        7.    Plan Provisions.

        In addition to the terms and conditions set forth herein, the Award is subject to and governed by the terms and conditions set forth in the Plan, which is hereby incorporated by reference. Any terms used herein with an initial capital letter shall have the same meaning as provided in the Plan, unless otherwise specified herein. In the event of any conflict between the provisions of the Agreement and the Plan, the Plan shall control.

        8.    Miscellaneous.

          (a)    Limitation of Rights.    The granting of the Award and the execution of the Agreement shall not give Recipient any rights to similar grants in future years or any right to be retained in the employ or service of the Company or any of its subsidiaries or to interfere in any way with the right of the Company or any such Subsidiary to terminate Recipient's employment or services at any time or the right of Recipient to terminate Recipient's employment at any time.

          (b)    Shareholder Rights.    Recipient shall have none of the rights of a shareholder with respect to the Deferred Shares until such shares have been delivered and issued to Recipient pursuant to Section 4.

          (c)    Severability.    If any term, provision, covenant or restriction contained in the Agreement is held by a court or a federal regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in the Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

          (d)    Controlling Law.    The Agreement is being made in Florida and shall be construed and enforced in accordance with the laws of that state.

          (e)    Construction.    The Agreement contains the entire understanding between the parties and supersedes any prior understanding and agreements between them representing the subject matter hereof. There are no representations, agreements, arrangements or understandings, oral or written, between and among the parties hereto relating to the subject matter hereof which are not fully expressed herein.

          (f)    Headings.    Section and other headings contained in the Agreement are for reference purposes only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of the Agreement or any provision hereof.

*
Confidential portions omitted and filed separately with the Commission.

        IN WITNESS WHEREOF, the parties hereto have executed the Agreement as of day and year first set forth above.

SPHERION CORPORATION

By:

Name:

Title:

RECIPIENT

*
Confidential portions omitted and filed separately with the Commission.

Exhibit A

        The Committee reserves the right, in its sole discretion, to determine if the objectives below have been met. In addition the Committee may make adjustments that it deems reasonable, in its sole discretion, to adjust or amend the objectives below to account for items including, but not limited to, mergers, acquisitions or divestitures involving the Company or members of the peer group, other changes within the peer group, etc.

        The Company's objectives for vesting the Deferred Shares pursuant to the terms of the Agreement are the achievement of the following at or above the minimal thresholds as described below:

•
COMPONENT 1

        50% of the Deferred Shares will vest based on Spherion's average annual revenue growth rate relative to that of a pre-defined peer group of companies measured over a three year period beginning                                                   and ending                                                  . This peer group includes:

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• *	• *
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  •
  If Spherion's performance achieves First Quartile relative achievement levels within this peer group, 100% of the Deferred Shares apportioned to this component will vest.

  •
  If Spherion's performance achieves Second Quartile relative achievement levels within this peer group, 66 2/3% of the Deferred Shares apportioned to this component will vest.

  •
  If Spherion's performance achieves Third Quartile relative achievement levels within this peer group, 33 1/3% of the Deferred Shares apportioned to this component will vest.

  •
  If Spherion's performance is below Third Quartile relative achievement levels within this peer group, none of the Deferred Shares apportioned to this component will vest.

•
COMPONENT 2

        50% of the Deferred Shares will vest based on Spherion's achievement of a pre-defined earnings target for the three year period beginning                                                   and ending                                                   on a cumulative basis:

  •
  If Spherion's earnings provide a return on capital employed that meets or exceeds the Weighted Average Cost of Capital (WACC) +*, 100% of the Deferred Shares apportioned to this component will vest.

  •
  If Spherion's earnings provide a return on capital employed that meets or exceeds the WACC +* (but is less than WACC +*), 66 2/3% of the Deferred Shares apportioned to this component will vest.

  •
  If Spherion's earnings provide a return on capital employed that meets or exceeds the WACC +* (but is less than WACC +*), 33 1/3% of the Deferred Shares apportioned to this component will vest.

  •
  If Spherion's earnings provide a return on capital employed that is less than the WACC +*, none of the Deferred Shares apportioned to this component will vest.

  •
  For this time period, WACC shall equal *. The terms "earnings" and "return on capital employed" shall be as defined and calculated in the sole discretion of the Committee.

*
Confidential portions omitted and filed separately with the Commission.

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SPHERION CORPORATION DEFERRED STOCK AGREEMENT